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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT

Following are the subsidiaries of Nassau Broadcasting Corporation:

1.  Nassau Broadcasting I, LLC
2.  Nassau Broadcasting II, LLC